National General Holdings Corp. Reports Third Quarter 2020 Results

NEW YORK, October 29, 2020 (GLOBE NEWSWIRE) - National General Holdings Corp.
(Nasdaq: NGHC) reported third quarter 2020 net income of $102.1 million or $0.88 per diluted share, compared to net income of $63.3 million or $0.54 per diluted share in the third quarter of 2019. Third quarter 2020 operating earnings (non-GAAP)(1) were $105.2 million or $0.90 per diluted share compared to $68.2 million or $0.59 per diluted share in the third quarter of 2019.

Third Quarter 2020 Highlights versus Third Quarter 2019*

•Gross written premium grew by $57.9 million to $1,374.7 million compared to the prior year’s quarter. Our P&C segment growth of 2.1%, was primarily driven by our personal auto product line; and our A&H domestic segment growth of 23.3%, excluding our previously sold A&H international business.
•The overall combined ratio(11,12) was 89.2% compared to 92.5% in the prior year’s quarter, excluding non-cash amortization of intangible assets.
–The P&C segment reported a decrease in the combined ratio to 92.4% from 97.0% in the prior year’s quarter driven by continued strong underwriting and lower claims frequency. The P&C combined ratio includes prior year unfavorable loss development of $0.9 million compared to $14.9 million unfavorable loss development in the prior year’s quarter, and $87.1 million of pre-tax catastrophe losses related to weather-related events compared to $11.5 million of catastrophe losses in the prior year’s quarter.
–The A&H segment reported an increase in the combined ratio to 71.8% from 70.2% in the prior year’s quarter driven by the absence of our international business which was sold in the fourth quarter of 2019. The A&H service and fee income increased 39.0%. The A&H combined ratio includes $5.8 million of favorable loss development compared to $18.8 million of favorable loss development in the prior year’s quarter.
•Stockholders’ equity was $3.1 billion and fully diluted book value per share was $22.74 at September 30, 2020, growth of 17.1% and 19.3%, respectively, from December 31, 2019. Excluding accumulated other comprehensive income, fully diluted book value per share was $21.07 at September 30, 2020, growth of 14.4%, from December 31, 2019. Our trailing twelve-month operating return on average equity (ROE)(13) was 19.0% as of September 30, 2020.
•Third quarter of 2020 operating earnings (non-GAAP)(1) excludes the following, net of tax: $2.1 million or $0.02 per share loss on equity method investments, $5.3 million or $0.05 per share of net gain on investments, $3.5 million or $0.03 per share of non-cash amortization of intangible assets, and $2.8 million or $0.02 per share of other expenses reflecting a M&A advisory cost.
•On September 30, 2020, the Company’s stockholders approved the proposal to merge with The Allstate Corporation. The merger remains subject to regulatory approval and the satisfaction of other customary conditions. The Company expects the merger to close in the first quarter of 2021.

Barry Karfunkel, National General’s CEO, stated: “I’m proud of the earnings National General was able to generate during a quarter that was highlighted by many catastrophic weather events. We’re excited with how we’ll be able to leverage our platform across a larger entity once our pending transaction closes. ”

*NOTE: Unless specified otherwise, discussion of our third quarter 2020 and 2019 results do not include financial results from the Reciprocal Exchanges, which are presented within our consolidated financial results within this release but are not included in net income available to NGHC common stockholders.

Overview of Third Quarter 2020 as Compared to Third Quarter 2019

•Property & Casualty - Gross written premium grew by 2.1% to $1,178.8 million, net written premium increased by 29.4% to $1,061.4 million, and net earned premium increased by 14.7% to $949.1 million. The P&C net earned premium increase was driven by lower cession to the quota shares, and growth in our personal auto, homeowners, and lender-placed product lines. Service and fee income was $109.8 million compared to $115.6 million in the prior year’s quarter. Excluding non-cash amortization of intangible assets, the combined ratio(11,12) was 92.4% with a loss and LAE ratio of 68.9% and an expense ratio(10,12) of 23.5%, versus a prior year combined ratio of 97.0% with a loss and LAE ratio of 75.8% and an expense ratio of 21.2%. The loss and LAE ratio was impacted by pre-tax catastrophe losses of approximately $87.1 million primarily related to weather-related events in the third quarter of 2020, compared to $11.5 million of losses in the third quarter of 2019. Unfavorable loss development was $0.9 million in the third quarter of 2020 primarily driven by small business auto, compared to unfavorable loss development of $14.9 million in the third quarter of 2019.

•Accident & Health - Gross written premium grew by $33.4 million compared to the prior year’s quarter due to growth in both our small group self-funded and individual products. Excluding our A&H international business, our A&H domestic segment grew by 23.3% to $195.9 million. Service and fee income grew 39.0% to $88.6 million compared to $63.7 million in the prior year’s quarter. Excluding non-cash amortization of intangible assets, the combined ratio(11,12) was 71.8% with a loss and LAE ratio of 44.4% and an expense ratio(10,12) of 27.4%, versus a prior year combined ratio of 70.2% with a loss and LAE ratio of 41.8% and an expense ratio of 28.4%. The current quarter loss and LAE ratio reflects higher medical claims. Favorable loss development was $5.8 million in the third quarter of 2020, compared to favorable loss development of $18.8 million in the third quarter of 2019.

•Reciprocal Exchanges - Results for the Reciprocal Exchanges are not included in net income available to NGHC common stockholders. Gross written premium was $98.4 million, net written premium was $29.5 million, and net earned premium was $54.1 million. Reciprocal Exchanges combined ratio(11,12) excluding non-cash amortization of intangible assets was 111.7% with a loss and LAE ratio of 78.5% and an expense ratio(10,12) of 33.2%.

Third quarter of 2020 net investment income decreased to $28.0 million, compared to $33.5 million in the third quarter of 2019. Total investments and cash and cash equivalents (including restricted cash) were $5.4 billion as of September 30, 2020. Unrealized gains on investments, included in accumulated other comprehensive income, increased to a $195.0 million gain at September 30, 2020, from a $74.5 million gain at December 31, 2019, primarily due to market improvement.

Interest expense was $11.3 million, down from $12.9 million in the prior year’s quarter. Debt was $679.4 million at September 30, 2020, compared to $686.0 million at December 31, 2019.

The third quarter of 2020 provision for income taxes was $26.7 million and the effective tax rate for the quarter was 19.5% compared with income taxes of $19.3 million and an effective rate of 21.3% in the third quarter of 2019.

Stockholders’ equity was $3,103.8 million at September 30, 2020, growth of 17.1% from $2,649.5 million at December 31, 2019. Fully diluted book value per share was $22.74 at September 30, 2020, growth of 19.3% from $19.06 at December 31, 2019. Excluding accumulated other comprehensive income, fully diluted book value per share was $21.07 at September 30, 2020, growth of 14.4%, from December 31, 2019. Our trailing twelve-month operating return on average equity (ROE)(13) was 19.0% as of September 30, 2020.

Year-to-Date P&C Segment Notable Large Losses
Year	Quarter	Event	P&C Notable Large Losses and LAE ($ millions)	P&C Loss and LAE Ratio Points*	EPS Impact After Tax
2020	Q3	Weather-related Events	$87.1	9.2%	$0.59
2020	Q2	Weather-related Events	$35.3	4.2%	$0.24
2020	Q1	Weather-related Events	$8.1	0.9%	$0.06

2019	Q3	Weather-related Events	$11.5	1.4%	$0.08
2019	Q2	Weather-related Events	$18.4	2.2%	$0.13
2019	Q1	Winter Weather	$12.1	1.6%	$0.08

* Loss and LAE ratio points related to P&C net earned premium in quarter the loss event was recorded.

About National General Holdings Corp.

National General Holdings Corp. (NASDAQ: NGHC), headquartered in New York City, is a specialty personal lines insurance holding company. National General traces its roots to 1939, has a financial strength rating of A- (excellent) from A.M. Best, and provides personal and commercial automobile, homeowners, umbrella, recreational vehicle, motorcycle, lender-placed, supplemental health and other niche insurance products.

Forward Looking Statements

This news release contains “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements can generally be identified by the use of forward-looking terminology, such as “may,” “will,” “plan,” “expect,” “project,” “intend,” “estimate,” “anticipate” and “believe” or their variations or similar terminology. There can be no assurance that actual developments will be those anticipated by us. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, plans and expectations related to our proposed merger with The Allstate Corporation (“Allstate”), including anticipated timing for closing of the merger, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with Allstate, the inability to complete the proposed merger due to the failure to obtain regulatory approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, the possibility that competing offers will be made, non-receipt of expected payments from insureds or reinsurers, changes in interest rates, a downgrade in the financial strength ratings of our insurance subsidiaries, the potential effect of changes in LIBOR reporting practices, the effects of pandemics or other widespread health problems such as the ongoing COVID-19 pandemic on our business, including our investment portfolio, and the national and global economy generally, the effect of the performance of financial markets on our investment portfolio, our ability to accurately underwrite and price our products and to maintain and establish accurate loss reserves, estimates of the fair value of investments, development of claims and the effect on loss reserves, large loss activity including hurricanes and wildfires, the cost and availability of reinsurance coverage, the effects of emerging claim and coverage issues, the effect of unpredictable catastrophic losses, changes in the demand for our products, our degree of success in integrating acquired businesses, the effect of general economic conditions, state and federal legislation, the effects of tax reform, regulations and regulatory investigations into industry practices, risks associated with conducting business outside the United States, developments relating to existing agreements, disruptions to our business relationships with third party vendors or agencies, breaches in data security or other disruptions involving our technology, heightened competition, changes in pricing environments, and changes in asset valuations. The forward-looking statements contained in this news release are made only as of the date of this release. The Company undertakes no obligation to publicly update any forward-looking statement except as may be required by law. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected, is contained in the Company’s filings with the Securities and Exchange Commission.

Income Statement - Third Quarter
$ in thousands
(Unaudited)

	Three Months Ended September 30,
	2020				2019
	NGHC	Reciprocal Exchanges	Consolidated		NGHC	Reciprocal Exchanges	Consolidated
Revenues:
Gross written premium	$1,374,740	$98,387	$1,473,127		$1,316,890	$118,267	$1,435,157
Net written premium	1,235,765	29,491	1,265,256		967,319	67,285	1,034,604
Net earned premium	1,124,475	54,098	1,178,573		996,521	57,117	1,053,638

Ceding commission income	21,772	8,952	30,724		42,521	15,066	57,587
Service and fee income	198,353	1,628	184,969	(A)	179,293	1,585	161,626	(G)
Net investment income	28,019	2,254	28,904	(B)	33,451	2,160	33,740	(H)
Net gain (loss) on investments	6,736	13,103	19,839		1,718	(137)	1,581
Total revenues	$1,379,355	$80,035	$1,443,009	(C)	$1,253,504	$75,791	$1,308,172	(I)

Expenses:
Loss and loss adjustment expense	$731,722	$42,442	$774,164		$698,064	$47,270	$745,334
Acquisition costs and other underwriting expenses	252,444	16,201	268,645		193,521	15,569	209,090
General and administrative expenses	247,241	12,382	244,611	(D)	258,583	24,533	263,864	(J)
Interest expense	11,292	1,369	11,292	(E)	12,898	1,871	12,898	(K)
Total expenses	$1,242,699	$72,394	$1,298,712	(F)	$1,163,066	$89,243	$1,231,186	(L)

Income (loss) before provision (benefit) for income taxes	$136,656	$7,641	$144,297		$90,438	$(13,452)	$76,986
Provision (benefit) for income taxes	26,687	741	27,428		19,284	(2,537)	16,747
Net income (loss) before non-controlling interest and dividends on preferred shares	109,969	6,900	116,869		71,154	(10,915)	60,239
Less: net income (loss) attributable to noncontrolling interest	—	6,900	6,900		—	(10,915)	(10,915)
Net income before dividends on preferred shares	109,969	—	109,969		71,154	—	71,154
Less: dividends on preferred shares	7,875	—	7,875		7,875	—	7,875
Net income available to common stockholders	$102,094	$—	$102,094		$63,279	$—	$63,279

NOTES: Consolidated column includes eliminations as follows: (A) $(15,012), (B) $(1,369), (C) $(16,381), (D) $(15,012),
(E) $(1,369), (F) $(16,381), (G) $(19,252), (H) $(1,871), (I) $(21,123), (J) $(19,252), (K) $(1,871) and (L) $(21,123).

Income Statement - Year To Date
$ in thousands
(Unaudited)

	Nine Months Ended September 30,
	2020				2019
	NGHC	Reciprocal Exchanges	Consolidated		NGHC	Reciprocal Exchanges	Consolidated
Revenues:
Gross written premium	$4,002,606	$288,676	$4,291,282		$3,913,861	$344,982	$4,258,843
Net written premium	3,347,713	142,054	3,489,767		3,022,206	172,460	3,194,666
Net earned premium	3,152,865	166,481	3,319,346		2,899,041	149,405	3,048,446

Ceding commission income	93,893	33,776	127,669		136,867	50,446	187,313
Service and fee income	581,533	5,121	545,002	(A)	525,730	4,471	476,041	(G)
Net investment income	88,289	6,449	90,322	(B)	103,683	6,454	102,316	(H)
Net gain (loss) on investments	6,179	11,957	18,136		(2,790)	(837)	(3,627)
Total revenues	$3,922,759	$223,784	$4,100,475	(C)	$3,662,531	$209,939	$3,810,489	(I)

Expenses:
Loss and loss adjustment expense	$1,951,792	$114,816	$2,066,608		$1,988,094	$124,584	$2,112,678
Acquisition costs and other underwriting expenses	689,467	36,798	726,265		582,805	32,329	615,134
General and administrative expenses	765,438	50,803	774,589	(D)	746,243	67,642	759,725	(J)
Interest expense	34,851	4,416	34,851	(E)	38,822	7,821	38,822	(K)
Total expenses	$3,441,548	$206,833	$3,602,313	(F)	$3,355,964	$232,376	$3,526,359	(L)

Income (loss) before provision (benefit) for income taxes	$481,211	$16,951	$498,162		$306,567	$(22,437)	$284,130
Provision (benefit) for income taxes	103,909	2,198	106,107		65,779	(4,285)	61,494
Net income (loss) before non-controlling interest and dividends on preferred shares	377,302	14,753	392,055		240,788	(18,152)	222,636
Less: net income (loss) attributable to noncontrolling interest	—	14,753	14,753		—	(18,152)	(18,152)
Net income before dividends on preferred shares	377,302	—	377,302		240,788	—	240,788
Less: dividends on preferred shares	24,675	—	24,675		24,675	—	24,675
Net income available to common stockholders	$352,627	$—	$352,627		$216,113	$—	$216,113

NOTES: Consolidated column includes eliminations as follows: (A) $(41,652), (B) $(4,416), (C) $(46,068), (D) $(41,652),
(E) $(4,416), (F) $(46,068) (G) $(54,160), (H) $(7,821), (I) $(61,981), (J) $(54,160), (K) $(7,821) and (L) $(61,981).

Earnings and Per Share Data
$ in thousands, except shares and per share data
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income available to common stockholders	$102,094	$63,279	$352,627	$216,113
Basic net income per common share	$0.90	$0.56	$3.11	$1.91
Diluted net income per common share	$0.88	$0.54	$3.04	$1.87

Operating earnings attributable to NGHC (non-GAAP)(1)	$105,174	$68,237	$368,576	$236,093
Basic operating earnings per common share (non-GAAP)(1)	$0.93	$0.60	$3.25	$2.09
Diluted operating earnings per common share (non-GAAP)(1)	$0.90	$0.59	$3.17	$2.03

Dividends declared per common share	$0.05	$0.05	$0.15	$0.13

Weighted average number of basic shares outstanding	113,418,411	113,263,367	113,505,785	113,153,121
Weighted average number of diluted shares outstanding	116,666,374	116,138,489	116,231,852	116,087,524
Shares outstanding, end of period	113,475,176	113,313,042
Fully diluted shares outstanding, end of period	116,723,139	116,188,164
Book value per share	$23.39	$18.62
Fully diluted book value per share	$22.74	$18.16

Reconciliation of Net Income to Operating Earnings (Non-GAAP)(1)(13)
$ in thousands, except per share data
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income available to common stockholders	$102,094	$63,279	$352,627	$216,113
Add (subtract):
Equity in losses of equity method investments	2,635	1,205	6,523	1,408
Net (gain) loss on investments	(6,736)	(1,718)	(6,179)	2,790
Non-cash amortization of intangible assets	4,427	6,788	16,272	21,093
M&A advisory cost	3,573	—	3,573	—
Income tax benefit	(819)	(1,317)	(4,240)	(5,311)
Operating earnings attributable to NGHC (non-GAAP)(1)	$105,174	$68,237	$368,576	$236,093

Operating earnings per common share (non-GAAP)(1):
Basic operating earnings per common share (non-GAAP)(1)	$0.93	$0.60	$3.25	$2.09
Diluted operating earnings per common share (non-GAAP)(1)	$0.90	$0.59	$3.17	$2.03

Balance Sheet
$ in thousands
(Unaudited)

	September 30, 2020				December 31, 2019
ASSETS	NGHC	Reciprocal Exchanges	Consolidated		NGHC	Reciprocal Exchanges	Consolidated
Total investments (2)	$5,119,295	$331,076	$5,342,799	(A)	$4,632,960	$329,494	$4,854,998	(H)
Cash and cash equivalents, including restricted cash	250,602	741	251,343		163,480	983	164,463
Premiums and other receivables, net	1,528,240	70,076	1,598,316		1,373,089	55,859	1,428,948
Reinsurance balances	1,515,120	230,692	1,745,812		1,745,036	225,019	1,970,055
Intangible assets, net	342,884	3,090	345,974		362,598	3,225	365,823
Goodwill	179,328	—	179,328		179,328	—	179,328
Other (3)	775,595	24,216	760,684	(B)	798,675	29,070	792,919	(I)
Total assets	$9,711,064	$659,891	$10,224,256	(C)	$9,255,166	$643,650	$9,756,534	(J)
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Unpaid loss and loss adjustment expense reserves	$2,688,969	$208,496	$2,897,465		$2,680,628	$205,786	$2,886,414
Unearned premiums and other revenue	2,117,887	219,582	2,337,469		2,059,688	252,553	2,312,241
Reinsurance payable	350,717	51,711	402,428		527,155	35,689	562,844
Accounts payable and accrued expenses	412,540	46,731	420,144	(D)	306,869	43,323	315,366	(K)
Debt	679,436	107,572	679,436	(E)	686,006	107,456	686,006	(L)
Other	357,745	44,004	401,749		345,366	30,803	376,169
Total liabilities	$6,607,294	$678,096	$7,138,691	(F)	$6,605,712	$675,610	$7,139,040	(M)
Stockholders’ equity:
Preferred stock (4)	$450,000	$—	$450,000		$450,000	$—	$450,000
Common stock (5)	1,139	—	1,139		1,134	—	1,134
Treasury stock, at cost (6)	(8,482)	—	(8,482)		—	—	—
Additional paid-in capital	1,073,288	—	1,073,288		1,065,634	—	1,065,634
Accumulated other comprehensive income	194,953	—	194,953		74,548	—	74,548
Retained earnings	1,392,872	—	1,392,872		1,058,138	—	1,058,138
Total National General Holdings Corp. stockholders’ equity	3,103,770	—	3,103,770		2,649,454	—	2,649,454
Noncontrolling interest	—	(18,205)	(18,205)		—	(31,960)	(31,960)
Total stockholders’ equity	$3,103,770	$(18,205)	$3,085,565		$2,649,454	$(31,960)	$2,617,494
Total liabilities and stockholders’ equity	$9,711,064	$659,891	$10,224,256	(G)	$9,255,166	$643,650	$9,756,534	(N)

NOTES: Consolidated column includes eliminations as follows: (A) $(107,572), (B) $(39,127), (C) $(146,699), (D) $(39,127),
(E) $(107,572), (F) $(146,699), (G) $(146,699) (H) $(107,456), (I) $(34,826), (J) $(142,282), (K) $(34,826), (L) $(107,456),
(M) $(142,282) and (N) $(142,282).

Segment Information - Third Quarter
$ in thousands
(Unaudited)

	Three Months Ended September 30,
	2020				2019
	P&C	A&H	NGHC	Reciprocal Exchanges	P&C	A&H	NGHC	Reciprocal Exchanges
Gross written premium	$1,178,803	$195,937	$1,374,740	$98,387	$1,154,335	$162,555	$1,316,890	$118,267
Net written premium	1,061,435	174,330	1,235,765	29,491	819,970	147,349	967,319	67,285
Net earned premium	949,071	175,404	1,124,475	54,098	827,618	168,903	996,521	57,117

Ceding commission income	21,567	205	21,772	8,952	40,260	2,261	42,521	15,066
Service and fee income	109,756	88,597	198,353	1,628	115,557	63,736	179,293	1,585
Total underwriting revenues	$1,080,394	$264,206	$1,344,600	$64,678	$983,435	$234,900	$1,218,335	$73,768

Loss and loss adjustment expense (A)	653,774	77,948	731,722	42,442	627,452	70,612	698,064	47,270
Acquisition costs and other underwriting expenses	173,166	79,278	252,444	16,201	146,307	47,214	193,521	15,569
General and administrative expenses (B)	184,776	58,892	243,668	12,382	190,286	68,297	258,583	24,533
Total underwriting expenses	$1,011,716	$216,118	$1,227,834	$71,025	$964,045	$186,123	$1,150,168	$87,372

Underwriting income (loss)	68,678	48,088	116,766	(6,347)	19,390	48,777	68,167	(13,604)
Non-cash amortization of intangible assets	3,140	1,287	4,427	33	5,257	1,531	6,788	18
Underwriting income (loss) before amortization and impairment	$71,818	$49,375	$121,193	$(6,314)	$24,647	$50,308	$74,955	$(13,586)

Underwriting ratios
Loss and loss adjustment expense ratio (7)	68.9%	44.4%	65.1%	78.5%	75.8%	41.8%	70.1%	82.8%
Operating expense ratio (Non-GAAP) (8)	23.9%	28.1%	24.5%	33.3%	21.8%	29.3%	23.1%	41.1%
Combined ratio (Non-GAAP) (9)	92.8%	72.5%	89.6%	111.8%	97.6%	71.1%	93.2%	123.9%

Underwriting ratios (before amortization and impairment)
Loss and loss adjustment expense ratio (7)	68.9%	44.4%	65.1%	78.5%	75.8%	41.8%	70.1%	82.8%
Operating expense ratio (Non-GAAP) (10)	23.5%	27.4%	24.1%	33.2%	21.2%	28.4%	22.4%	41.0%
Combined ratio before amortization and impairment (Non-GAAP) (11)	92.4%	71.8%	89.2%	111.7%	97.0%	70.2%	92.5%	123.8%

(A) Loss and loss adjustment expenses for the three months ended September 30, 2020, included $934 of unfavorable loss development on prior accident year loss and loss adjustment expense reserves in the P&C segment, and $5,827 of favorable loss development in the A&H segment, versus $14,909 of unfavorable loss development in the P&C segment, and $18,788 of favorable loss development in the A&H segment for the three months ended September 30, 2019.

(B) General and administrative expenses includes expenses allocated to segments only.

Segment Information - Year To Date
$ in thousands
(Unaudited)

	Nine Months Ended September 30,
	2020				2019
	P&C	A&H	NGHC	Reciprocal Exchanges	P&C	A&H	NGHC	Reciprocal Exchanges
Gross written premium	$3,429,987	$572,619	$4,002,606	$288,676	$3,321,090	$592,771	$3,913,861	$344,982
Net written premium	2,836,955	510,758	3,347,713	142,054	2,521,969	500,237	3,022,206	172,460
Net earned premium	2,643,958	508,907	3,152,865	166,481	2,402,509	496,532	2,899,041	149,405

Ceding commission income	92,657	1,236	93,893	33,776	128,087	8,780	136,867	50,446
Service and fee income	332,344	249,189	581,533	5,121	348,045	177,685	525,730	4,471
Total underwriting revenues	$3,068,959	$759,332	$3,828,291	$205,378	$2,878,641	$682,997	$3,561,638	$204,322

Loss and loss adjustment expense (A)	1,725,588	226,204	1,951,792	114,816	1,746,409	241,685	1,988,094	124,584
Acquisition costs and other underwriting expenses	474,824	214,643	689,467	36,798	429,742	153,063	582,805	32,329
General and administrative expenses (B)	585,230	176,635	761,865	50,803	558,016	188,227	746,243	67,642
Total underwriting expenses	$2,785,642	$617,482	$3,403,124	$202,417	$2,734,167	$582,975	$3,317,142	$224,555

Underwriting income (loss)	283,317	141,850	425,167	2,961	144,474	100,022	244,496	(20,233)
Non-cash amortization of intangible assets	12,368	3,904	16,272	93	16,154	4,939	21,093	41
Underwriting income (loss) before amortization and impairment	$295,685	$145,754	$441,439	$3,054	$160,628	$104,961	$265,589	$(20,192)

Underwriting ratios
Loss and loss adjustment expense ratio (7)	65.3%	44.4%	61.9%	69.0%	72.7%	48.7%	68.6%	83.4%
Operating expense ratio (Non-GAAP) (8)	24.0%	27.7%	24.6%	29.3%	21.3%	31.2%	23.0%	30.2%
Combined ratio (Non-GAAP) (9)	89.3%	72.1%	86.5%	98.3%	94.0%	79.9%	91.6%	113.6%

Underwriting ratios (before amortization and impairment)
Loss and loss adjustment expense ratio (7)	65.3%	44.4%	61.9%	69.0%	72.7%	48.7%	68.6%	83.4%
Operating expense ratio (Non-GAAP) (10)	23.6%	26.9%	24.1%	29.2%	20.6%	30.2%	22.3%	30.1%
Combined ratio before amortization and impairment (Non-GAAP) (11)	88.9%	71.3%	86.0%	98.2%	93.3%	78.9%	90.9%	113.5%

(A) Loss and loss adjustment expenses for the nine months ended September 30, 2020, included $13,989 of unfavorable loss development on prior accident year loss and loss adjustment expense reserves in the P&C segment, and $22,065 of favorable loss development in the A&H segment, versus $19,791 of unfavorable loss development in the P&C segment, and $37,775 of favorable loss development in the A&H segment for the nine months ended September 30, 2019.

(B) General and administrative expenses includes expenses allocated to segments only.

Reconciliation of Operating Expense Ratio (Non-GAAP)(8,10,12)
$ in thousands
(Unaudited)

	Three Months Ended September 30,
	2020				2019
	P&C	A&H	NGHC	Reciprocal Exchanges	P&C	A&H	NGHC	Reciprocal Exchanges
Total underwriting expenses	$1,011,716	$216,118	$1,227,834	$71,025	$964,045	$186,123	$1,150,168	$87,372
Less: Loss and loss adjustment expense	653,774	77,948	731,722	42,442	627,452	70,612	698,064	47,270
Less: Ceding commission income	21,567	205	21,772	8,952	40,260	2,261	42,521	15,066
Less: Service and fee income	109,756	88,597	198,353	1,628	115,557	63,736	179,293	1,585
Operating expense (Non-GAAP) (8)	226,619	49,368	275,987	18,003	180,776	49,514	230,290	23,451
Net earned premium	$949,071	$175,404	$1,124,475	$54,098	$827,618	$168,903	$996,521	$57,117
Operating expense ratio (Non-GAAP) (8)	23.9%	28.1%	24.5%	33.3%	21.8%	29.3%	23.1%	41.1%

Total underwriting expenses	$1,011,716	$216,118	$1,227,834	$71,025	$964,045	$186,123	$1,150,168	$87,372
Less: Loss and loss adjustment expense	653,774	77,948	731,722	42,442	627,452	70,612	698,064	47,270
Less: Ceding commission income	21,567	205	21,772	8,952	40,260	2,261	42,521	15,066
Less: Service and fee income	109,756	88,597	198,353	1,628	115,557	63,736	179,293	1,585
Less: Non-cash amortization of intangible assets	3,140	1,287	4,427	33	5,257	1,531	6,788	18
Operating expense before amortization and impairment (Non-GAAP) (10)	223,479	48,081	271,560	17,970	175,519	47,983	223,502	23,433
Net earned premium	$949,071	$175,404	$1,124,475	$54,098	$827,618	$168,903	$996,521	$57,117
Operating expense ratio before amortization and impairment (Non-GAAP) (10)	23.5%	27.4%	24.1%	33.2%	21.2%	28.4%	22.4%	41.0%

Reconciliation of Operating Expense Ratio (Non-GAAP)(8,10,12)
$ in thousands
(Unaudited)

	Nine Months Ended September 30,
	2020				2019
	P&C	A&H	NGHC	Reciprocal Exchanges	P&C	A&H	NGHC	Reciprocal Exchanges
Total underwriting expenses	$2,785,642	$617,482	$3,403,124	$202,417	$2,734,167	$582,975	$3,317,142	$224,555
Less: Loss and loss adjustment expense	1,725,588	226,204	1,951,792	114,816	1,746,409	241,685	1,988,094	124,584
Less: Ceding commission income	92,657	1,236	93,893	33,776	128,087	8,780	136,867	50,446
Less: Service and fee income	332,344	249,189	581,533	5,121	348,045	177,685	525,730	4,471
Operating expense (Non-GAAP) (8)	635,053	140,853	775,906	48,704	511,626	154,825	666,451	45,054
Net earned premium	$2,643,958	$508,907	$3,152,865	$166,481	$2,402,509	$496,532	$2,899,041	$149,405
Operating expense ratio (Non-GAAP) (8)	24.0%	27.7%	24.6%	29.3%	21.3%	31.2%	23.0%	30.2%

Total underwriting expenses	$2,785,642	$617,482	$3,403,124	$202,417	$2,734,167	$582,975	$3,317,142	$224,555
Less: Loss and loss adjustment expense	1,725,588	226,204	1,951,792	114,816	1,746,409	241,685	1,988,094	124,584
Less: Ceding commission income	92,657	1,236	93,893	33,776	128,087	8,780	136,867	50,446
Less: Service and fee income	332,344	249,189	581,533	5,121	348,045	177,685	525,730	4,471
Less: Non-cash amortization of intangible assets	12,368	3,904	16,272	93	16,154	4,939	21,093	41
Operating expense before amortization and impairment (Non-GAAP) (10)	622,685	136,949	759,634	48,611	495,472	149,886	645,358	45,013
Net earned premium	$2,643,958	$508,907	$3,152,865	$166,481	$2,402,509	$496,532	$2,899,041	$149,405
Operating expense ratio before amortization and impairment (Non-GAAP) (10)	23.6%	26.9%	24.1%	29.2%	20.6%	30.2%	22.3%	30.1%

Premiums by Product Line
$ in thousands
(Unaudited)

	Three Months Ended September 30,
	Gross Written Premium			Net Written Premium			Net Earned Premium
	2020	2019	Change	2020	2019	Change	2020	2019	Change
Property & Casualty
Personal Auto	$741,306	$705,709	5.0%	$650,889	$560,032	16.2%	$632,781	$568,346	11.3%
Homeowners	210,721	201,977	4.3%	217,960	82,601	163.9%	130,278	86,525	50.6%
RV/Packaged	59,191	55,631	6.4%	57,834	52,283	10.6%	52,126	51,023	2.2%
Small Business Auto	62,159	76,987	(19.3)%	47,556	56,615	(16.0)%	53,158	62,265	(14.6)%
Lender-placed insurance	96,327	97,468	(1.2)%	82,599	61,579	34.1%	77,441	56,599	36.8%
Other	9,099	16,563	(45.1)%	4,597	6,860	(33.0)%	3,287	2,860	14.9%
Total Premium	$1,178,803	$1,154,335	2.1%	$1,061,435	$819,970	29.4%	$949,071	$827,618	14.7%

Accident & Health
Group	89,852	73,223	22.7%	70,672	59,001	19.8%	70,670	59,009	19.8%
Individual	106,085	85,728	23.7%	103,658	85,541	21.2%	104,734	85,971	21.8%
Total Premium Domestic	$195,937	$158,951	23.3%	$174,330	$144,542	20.6%	$175,404	$144,980	21.0%
International	—	3,604	(100.0)%	—	2,807	(100.0)%	—	23,923	(100.0)%

Total National General	$1,374,740	$1,316,890	4.4%	$1,235,765	$967,319	27.8%	$1,124,475	$996,521	12.8%
Total National General (A)	$1,374,740	$1,313,286	4.7%	$1,235,765	$964,512	28.1%	$1,124,475	$972,598	15.6%

Reciprocal Exchanges
Personal Auto	$33,561	$39,166	(14.3)%	$10,323	$67,154	(84.6)%	$24,654	$33,953	(27.4)%
Homeowners	63,935	78,079	(18.1)%	18,166	(2,047)	(987.4)%	28,963	22,759	27.3%
Other	891	1,022	(12.8)%	1,002	2,178	(54.0)%	481	405	18.8%
Total Premium	$98,387	$118,267	(16.8)%	$29,491	$67,285	(56.2)%	$54,098	$57,117	(5.3)%

Consolidated Total	$1,473,127	$1,435,157	2.6%	$1,265,256	$1,034,604	22.3%	$1,178,573	$1,053,638	11.9%

(A) Excludes A&H international product line which was sold in the fourth quarter of 2019.

Premiums by Product Line
$ in thousands
(Unaudited)

	Nine Months Ended September 30,
	Gross Written Premium			Net Written Premium			Net Earned Premium
	2020	2019	Change	2020	2019	Change	2020	2019	Change
Property & Casualty
Personal Auto	$2,148,730	$2,083,702	3.1%	$1,886,438	$1,730,904	9.0%	$1,773,831	$1,621,734	9.4%
Homeowners	581,185	544,056	6.8%	390,760	276,250	41.5%	321,129	272,591	17.8%
RV/Packaged	170,120	168,796	0.8%	165,694	162,047	2.3%	148,374	150,739	(1.6)%
Small Business Auto	195,628	246,694	(20.7)%	152,584	196,221	(22.2)%	166,316	189,957	(12.4)%
Lender-placed insurance	295,693	232,265	27.3%	224,742	140,863	59.5%	218,210	158,595	37.6%
Other	38,631	45,577	(15.2)%	16,737	15,684	6.7%	16,098	8,893	81.0%
Total Premium	$3,429,987	$3,321,090	3.3%	$2,836,955	$2,521,969	12.5%	$2,643,958	$2,402,509	10.0%

Accident & Health
Group	266,857	213,197	25.2%	209,360	170,911	22.5%	209,372	170,921	22.5%
Individual	305,762	252,719	21.0%	301,398	252,316	19.5%	299,535	252,122	18.8%
Total Premium Domestic	$572,619	$465,916	22.9%	$510,758	$423,227	20.7%	$508,907	$423,043	20.3%
International	—	126,855	(100.0)%	—	77,010	(100.0)%	—	73,489	(100.0)%

Total National General	$4,002,606	$3,913,861	2.3%	$3,347,713	$3,022,206	10.8%	$3,152,865	$2,899,041	8.8%
Total National General (A)	$4,002,606	$3,787,006	5.7%	$3,347,713	$2,945,196	13.7%	$3,152,865	$2,825,552	11.6%

Reciprocal Exchanges
Personal Auto	$102,752	$120,012	(14.4)%	$73,678	$101,460	(27.4)%	$89,291	$65,907	35.5%
Homeowners	183,331	222,019	(17.4)%	66,758	68,180	(2.1)%	76,037	82,475	(7.8)%
Other	2,593	2,951	(12.1)%	1,618	2,820	(42.6)%	1,153	1,023	12.7%
Total Premium	$288,676	$344,982	(16.3)%	$142,054	$172,460	(17.6)%	$166,481	$149,405	11.4%

Consolidated Total	$4,291,282	$4,258,843	0.8%	$3,489,767	$3,194,666	9.2%	$3,319,346	$3,048,446	8.9%

(A) Excludes A&H international product line which was sold in the fourth quarter of 2019.

Fee Income
$ in thousands
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	Change	2020	2019	Change
Property & Casualty
Service and Fee Income	$109,756	$115,557	(5.0)%	$332,344	$348,045	(4.5)%
Ceding Commission Income	21,567	40,260	(46.4)%	92,657	128,087	(27.7)%
Property & Casualty	$131,323	$155,817	(15.7)%	$425,001	$476,132	(10.7)%

Accident & Health
Service and Fee Income
Group	$44,306	$34,848	27.1%	$128,029	$98,084	30.5%
Individual	2,379	2,128	11.8%	6,861	5,506	24.6%
Medicare Sales	10,032	5,610	78.8%	32,822	17,870	83.7%
Third Party Fee	31,881	21,150	50.7%	81,478	56,225	44.9%
Total Service and Fee Income	88,598	63,736	39.0%	249,190	177,685	40.2%
Ceding Commission Income	205	2,261	(90.9)%	1,236	8,780	(85.9)%
Accident and Health	$88,803	$65,997	34.6%	$250,426	$186,465	34.3%

Total National General	$220,126	$221,814	(0.8)%	$675,427	$662,597	1.9%

Reciprocal Exchanges
Service and Fee Income	$1,628	$1,585	2.7%	$5,121	$4,471	14.5%
Ceding Commission Income	8,952	15,066	(40.6)%	33,776	50,446	(33.0)%
Reciprocal Exchanges	$10,580	$16,651	(36.5)%	$38,897	$54,917	(29.2)%

Consolidated Total (A)	$215,694	$219,213	(1.6)%	$672,672	$663,354	1.4%

NOTES: (A) Consolidated Total includes eliminations between National General and the Reciprocal Exchanges in Service and Fee Income of $(15,012) and $(19,252) in the three months ended September 30, 2020, and 2019, respectively, and $(41,652) and $(54,160) in the nine months ended September 30, 2020, and 2019, respectively.

Additional Disclosures
(1) References to operating earnings and basic and diluted operating earnings per share (“EPS”) are non-GAAP financial measures defined by the Company as net income/loss and basic and diluted earnings per share excluding after-tax net gain or loss on investments (including credit loss on investments in debt securities and foreign exchange gain or loss), earnings or losses of equity method investments (related parties), deferred tax asset impairment, non-cash impairment of goodwill and non-cash amortization of intangible assets, and any significant non-recurring or infrequent items that may not be indicative of ongoing operations. The Company believes operating earnings and basic and diluted operating EPS are relevant measures of the Company’s profitability because operating earnings and basic and diluted operating EPS contain the components of net income upon which the Company’s management has the most influence and excludes factors outside management’s direct control and non-recurring items. Other companies may calculate these measures differently, and therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measure.
(2) Total investments includes $231,593 and $238,841 from related parties at September 30, 2020, and December 31, 2019, respectively.
(3) Other includes $1,210 and $2,391 from related parties at September 30, 2020, and December 31, 2019, respectively.
(4) Preferred stock: $0.01 par value - authorized 10,000,000 shares, issued and outstanding 2,565,120 shares - September 30, 2020; authorized 10,000,000 shares, issued and outstanding 2,565,120 shares - December 31, 2019.
(5) Common stock: $0.01 par value - authorized 150,000,000 shares, issued 113,934,259 and outstanding 113,475,176 shares - September 30, 2020; authorized 150,000,000 shares, issued and outstanding 113,368,811 shares - December 31, 2019.
(6) Treasury stock, at cost: 459,083 shares - September 30, 2020.
(7) Loss and loss adjustment expense ratio (loss ratio) is calculated by dividing loss and loss adjustment expense by net earned premium.
(8) Operating expense ratio is a non-GAAP financial measure defined by the Company, which is commonly used in the insurance industry. The Company calculates the ratio by dividing operating expense by net earned premium. Operating expense consists of the sum of acquisition and other underwriting costs and general and administrative expenses less ceding commission income and service and fee income and other general and administrative expenses (M&A advisory cost). The ratio is used as an indicator of the Company’s efficiency in acquiring and servicing its business.
(9) Combined ratio is a non-GAAP financial measure defined by the Company, which is commonly used in the insurance industry. The Company calculates the ratio by adding the loss and loss adjustment expense ratio(7) and the operating expense ratio (non-GAAP)(8) together. The ratio is used as an indicator of the Company’s underwriting discipline, efficiency in acquiring and servicing its business, and overall underwriting profit. Management uses operating expense ratio (non-GAAP) and combined ratio (non-GAAP) to evaluate financial performance against historical results and establish targets. A combined ratio under 100% generally indicates an underwriting profit, while over 100% an underwriting loss.
(10) Operating expense ratio before amortization and impairment is a non-GAAP financial measure defined by the Company, which is commonly used in the insurance industry. The Company calculates the ratio by dividing the operating expense before amortization and impairment by net earned premium. Operating expense before amortization and impairment consists of the sum of acquisition and other underwriting costs and general and administrative expenses less ceding commission income, service and fee income and other general and administrative expenses (M&A advisory cost) less non-cash amortization of intangible assets and non-cash impairment of goodwill. The ratio is used as an indicator of the Company’s efficiency in acquiring and servicing its business. Management believes that this measure provides a more useful comparison to the operating expense ratio of other insurance companies involved in fewer acquisitions.
(11) Combined ratio before amortization and impairment is a non-GAAP financial measure defined by the Company, which is commonly used in the insurance industry. The Company calculates the ratio by adding the loss and loss adjustment expense ratio(7) and the operating expense ratio before amortization and impairment (non-GAAP)(10) together. The ratio is used as an indicator of the Company’s underwriting discipline, efficiency in acquiring and servicing its business, and overall underwriting profit. Management believes that this measure of underwriting profitability provides a more useful comparison to the combined ratio of other insurance companies involved in fewer acquisitions. A combined ratio under 100% generally indicates an underwriting profit, while over 100% an underwriting loss.
(12) Combined ratio (non-GAAP), operating expense ratio (non-GAAP), combined ratio before amortization and impairment (non-GAAP) and operating expense ratio before amortization and impairment (non-GAAP) are considered non-GAAP financial measures under applicable SEC rules. Other companies may calculate these ratios differently, and therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measure.
(13) Trailing twelve month operating return on average equity is the ratio of the previous twelve months operating earnings (non-GAAP) to average shareholders’ equity for the same twelve-month period. Average shareholders’ equity is the sum of the shareholders’ equity excluding preferred stock at the beginning and end of the period divided by two. In the opinion of the Company’s management this ratio is an important indicator of how well management creates value for its shareholders through its operating activities and capital management. Other companies may calculate these measures differently, and therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of net income to operating earnings, which is the Non-GAAP component of the operating return on average equity.
(14) Combined ratio excluding losses from various weather-related events, is calculated by taking the combined ratio as defined in Note 11, and adjusting it to exclude the total net losses of $87.1 million and $11.5 million from these events for the three months ended September 30, 2020, and 2019, respectively. The Company believes this measure enhances investors’ understanding of our results by eliminating what we believe are volatile and unusual events.

Year		Combined Ratio (11)	Impact of Weather-related Events	Combined Ratio Excluding Weather-related Events (14)
2020	P&C Segment	92.4%	9.2%	83.2%

2020	Overall NGHC	89.2%	7.7%	81.5%

2019	P&C Segment	97.0%	1.4%	95.6%

2019	Overall NGHC	92.5%	1.2%	91.3%

(15) Our products in the P&C segment include personal auto, homeowners, RV/Packaged, small business auto, lender-placed insurance and other products. The personal auto product includes policies for standard, preferred and nonstandard automobile insurance. The homeowners product includes multiple-peril policies and personal umbrella coverage to the homeowner. The RV/Packaged product offers policies that include RV automatic personal effects coverage, optional replacement cost coverage, RV storage coverage and full-time liability coverage. The small business auto product offers policies that include liability and physical damage coverage for light-to-medium duty commercial vehicles. The lender-placed insurance product offers fire, home and flood products, as well as collateral protection insurance and guaranteed asset protection products for automobiles. Our products and revenue in the A&H segment include group, individual and third party fees. The group product includes revenue from our small group self-funded product. The individual product line includes revenue from our supplemental products including short-term medical, accident/AD&D, hospital indemnity, cancer/critical illness, dental and term life insurance. Medicare fees include commission and general agent fees for selling Medicare policies issued by third-party insurance companies as well as revenue from our Medicare Supplement product. Third party fees include commission and general agent fees for selling policies issued by third-party insurance companies, fees generated through selling our technology products to third parties.

Investor Contact

Clifford Gallant
SVP of Capital Strategy and Investor Relations
Phone: 212-380-9462
Email: Clifford.Gallant@NGIC.COM